Exhibit 10.2
AMENDED AND RESTATED
ADVISORY AGREEMENT
Among
HINES GLOBAL REIT II ADVISORS LP,
HINES GLOBAL REIT II PROPERTIES LP,
and
HINES GLOBAL INCOME TRUST, INC.
December 6, 2017

i

ii

AMENDED AND RESTATED ADVISORY AGREEMENT
This Amended and Restated Advisory Agreement (the “Agreement”), dated as of December 6, 2017, is among Hines Global REIT II Advisors LP, a Texas limited partnership (the “Advisor”), Hines Global REIT II Properties LP, a Delaware limited partnership (the “Operating Partnership”), and Hines Global Income Trust, Inc. (f/k/a Hines Global REIT II, Inc.), a Maryland corporation (the “Company”).
W I T N E S S E T H
WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated as of August 15, 2014, as amended by that certain Amendment to Advisory Agreement, effective as of December 4, 2014 and Amendment No. 2 to Advisory Agreement, effective as of February 29, 2016 (collectively, the “Original Agreement”), pursuant to which the Advisor agreed to render certain services to the Company and the Operating Partnership;
WHEREAS, the Company is the general partner of the Operating Partnership and it conducts its business and makes investments in Assets (as hereinafter defined) primarily through the Operating Partnership;
WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth herein on the terms set forth in this Agreement;
WHEREAS, the Advisor is willing to undertake to render such services on the terms and conditions hereinafter set forth; and
WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend and restate the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
The following defined terms used in this Advisory Agreement shall have the meanings specified below:
“Advisor” means (i) Hines Global REIT II Advisors LP, a Texas limited partnership, or (ii) any successor advisor to the Company.
“Affiliate” has the meaning set forth in the Charter. For the purposes of this Agreement, the Advisor shall not be deemed to be an Affiliate of the Company or the Operating Partnership, and vice versa.

“Anniversary Date” means the end of the quarter in which the first anniversary of the commencement of the Company’s follow-on offering of its common stock pursuant to the Registration Statement on Form S-11 (File No. 333-220046), initially filed with the U.S. Securities and Exchange Commission on August 18, 2017, occurs.
“Asset” has the meaning set forth in the Charter.
“Board of Directors” means the Board Directors of the Company.
“Bylaws” means the bylaws of the Company, as amended from time to time.
“Charter” means the Articles of Incorporation of the Company, as amended from time to time.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Company” means Hines Global Income Trust, Inc. (f/k/a Hines Global REIT II, Inc.), a Maryland corporation and general partner of the Operating Partnership.
“Dealer Manager” means Hines Securities, Inc., a Delaware corporation, or such other entity selected by the Board of Directors to act as the managing dealer for the Offering.
“Director” means a member of the Board of Directors of the Company.
“Gross Proceeds” has the meaning set forth in the Charter.
“Hines” means Hines Interests Limited Partnership and its Affiliates.
“Independent Director” has the meaning set forth in the Charter.
“Independent Valuation Advisor”  A firm that is (i) engaged to a substantial degree in the business of conducting valuations on commercial real estate properties, (ii) not affiliated with the Advisor and (iii) engaged by the Company with the approval of the Board of Directors or a committee thereof to appraise real estate properties or other assets or liabilities pursuant to the Valuation Policy.
“Limited Partnership Agreement” means the Limited Partnership Agreement of Hines Global REIT II Properties LP, as the same may be amended from time to time.
“Limited Partnership Interests” means the Special OP Units and the Units owned by the Advisor and its Affiliates.
“NAV” means net asset value.

“Offering” means a public offering of Shares pursuant to any Prospectus.
“Operating Expenses” has the meaning set forth in the Charter.
“Operating Partnership” means Hines Global REIT II Properties LP, a Delaware limited partnership.
“Organization and Offering Expenses” has the meaning set forth in the Charter.
“Person” means an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.
“Prospectus” means the Company’s final prospectus for any public offering within the meaning of Section 2(10) of the Securities Act of 1933, as amended.
“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.
“Real Property” has the meaning set forth in the Charter.
“Securities” means any class or series of units or shares of the Company or the Operating Partnership, including common shares and units, preferred shares and units, special units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
“Shares” means shares of common stock of the Company, par value $.001 per share.
“Stockholders” means the registered holders of the outstanding Shares.
“Special OP Units” has the meaning set forth in the Limited Partnership Agreement.
“Termination Date” means the date of termination of this Agreement.
“2%/25% Guidelines” has the meaning set forth in the Charter.
“Units” has the meaning set forth in the Limited Partnership Agreement.
“Valuation Policy” means the valuation policy adopted by the valuation committee of the Board of Directors, as amended from time to time.

ARTICLE 2
APPOINTMENT
The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
ARTICLE 3
DUTIES OF THE ADVISOR
The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its real estate investments to the fullest extent allowed by law. The Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:
3.01    Offering Services. The Advisor shall manage and supervise:
(i)    Development of the product offering, including the determination of the specific terms of the Securities to be offered by the Company and/or the Operating Partnership, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;
(ii)    Along with the Dealer Manager, approval of the participating broker dealers and negotiation of the related selling agreements;
(iii)    Coordination of the due diligence process relating to participating broker dealers and their review of any Prospectus and other Offering and Company documents;
(iv)    Preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering of the Company’s Securities;
(v)    Along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;
(vi)    Creation and implementation of various technology and electronic communications related to the Offering of the Company’s Securities; and
(vii)    All other services related to organization of the Company, the Operating Partnership or the Offering, whether performed and incurred by the Advisor or its Affiliates.

3.02    Acquisition Services.
(i)    Serve as the Company’s investment and financial advisor and obtain certain market research and economic and statistical data in connection with the Company’s Real Property investments and investment objectives and policies;
(ii)    Subject to Article 4 hereof and the investment objectives and policies of the Company: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which real estate investments will be made; (c) make investments on behalf of the Company and the Operating Partnership; (d) oversee the due diligence process; (e) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (f) enter into leases and service contracts for Real Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Properties;
(iii)    Prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;
(iv)    Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company; and
(v)    Negotiate and execute approved investments and other transactions.
3.03    Asset Management Services.
(i)    Investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, construction companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company or the Operating Partnership with any of the foregoing;
(ii)    Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company and the Operating Partnership;
(iii)    Monitor and evaluate the performance of investments of the Company; provide daily management services to the Company and the Operating Partnership and perform and supervise the various management and operational functions related to the Company’s investments;
(iv)    Coordinate with any property manager;
(v)    Coordinate and manage relationships between the Company or the Operating Partnership and any joint venture partners; and
(vi)    Provide financial and operational planning services and investment portfolio management functions.
3.04    Accounting and Other Administrative Services:
(i)    Manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company and the Operating Partnership;
(ii)    From time-to-time, or at any time reasonably requested by the Directors, make reports to the Directors on the Advisor’s performance of services to the Company and the Operating Partnership under this Agreement;
(iii)    Coordinate with the Company’s independent accountants and auditors to prepare and deliver to the Company’s audit committee an annual report covering the Advisor’s compliance with certain material aspects of this Advisory Agreement;
(iv)    Provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;
(v)    Provide financial and operational planning services and portfolio management functions;
(vi)    Maintain accounting data and any other information concerning the activities of the Company and the Operating Partnership as shall be needed to prepare and file all periodic financial reports and returns required to be filed by the Company with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;
(vii)    Maintain all appropriate books and records of the Company and the Operating Partnership;
(viii)    Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
(ix)    Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company and the Operating Partnership;

(x)    Provide the Company and the Operating Partnership with all necessary cash management services;
(xi)    Manage and coordinate with the transfer agent the distribution process and payments to stockholders;
(xii)    Consult with the officers and Directors of the Company and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;
(xiii)    Provide the officers and Directors of the Company with timely updates related to the overall regulatory environment affecting the Company and the Operating Partnership, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;
(xiv)    Consult with the officers and Directors of the Company and the Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and
(xv)    Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company and the Operating Partnership to comply with applicable law, including the Sarbanes-Oxley Act of 2002.
3.05    Stockholder Services.
(i)    Manage communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
(ii)    Establish technology infrastructure to assist in providing stockholder support and service.
3.06    Financing Services.
(i)    Identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;
(ii)    Negotiate terms, arrange and execute financing agreements;
(iii)    Manage relationships between the Company and the Operating Partnership and its lenders; and
(iv)    Monitor and oversee the service of the Company’s debt facilities and other financings.

3.07    Disposition Services.
(i)    Consult with the Board of Directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or other liquidity events; and
(ii)    Structure and negotiate the terms and conditions of transactions pursuant to which real estate investments may be sold.
3.08    Other Services.
(i)    Implement and coordinate processes with respect to the calculation of the Company’s aggregate NAV and the NAV per Share for each class of the Company’s common stock in accordance with the Valuation Policy, and in connection therewith, obtain appraisals performed by one or more Independent Valuation Advisors concerning the value of the Real Properties;
(ii)    Monitor the Company’s and the Operating Partnership’s Real Property for events that may be expected to have a material impact on their most recent estimated values;
(iii)    Monitor each Independent Valuation Advisor’s valuation process to ensure that it complies with the Valuation Policy;
(iv)    Supervise one or more Independent Valuation Advisors and, if necessary, recommend to the Board of Directors its replacement;
(v)    Deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Real Property and all valuations of other Assets as may be required to be obtained by the Board of Directors;
(vi)    Do all things necessary to assure its ability to render the services described in this Agreement.
ARTICLE 4
AUTHORITY OF ADVISOR
4.01    General. All rights and powers to manage and control the day-to-day business and affairs of the Company and the Operating Partnership shall be vested in the Advisor to the fullest extent allowed by law. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company and the Operating Partnership to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to applicable law and the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Charter.
4.02    Powers of the Advisor. Subject to the express limitations set forth in this Agreement, the power to direct the management, operation and policies of the Company and the Operating

Partnership shall to the fullest extent allowed by law be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company and the Operating Partnership to carry out any and all of the objectives and purposes of the Company and the Operating Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.
4.03    Approval by Directors.
(i)    Notwithstanding the foregoing any Real Property, including any acquisition of Real Property by the Company or the Operating Partnership, or any investment by the Company or the Operating Partnership in a joint venture, limited partnership or similar entity owning Real Property, will require the prior approval of the Board of Directors. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.
(ii)    If the Charter requires that a transaction be approved by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed real estate investment. The prior approval of a majority of the Independent Directors will be required for each transaction between the Company and the Advisor or its Affiliates.
ARTICLE 5
BANK ACCOUNTS
The Advisor will maintain one or more bank accounts in the name of the Company, the Operating Partnership or the Operating Partnership’s subsidiaries and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, the Operating Partnership or the Operating Partnership’s subsidiaries, as the case may be. Notwithstanding the foregoing, no funds shall be commingled with the funds of the Advisor.
ARTICLE 6
RECORDS AND FINANCIAL STATEMENTS
The Advisor, in the conduct of its responsibilities to the Company and the Operating Partnership, shall maintain adequate and separate books and records for the each of the Company’s and the Operating Partnership’s operations in accordance with United States generally accepted accounting principles (“GAAP”), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and the Operating Partnership, as the case may be. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s and the Operating Partnership’s assets from theft, error or fraudulent activity. All financial statements

Advisor delivers to the Company and the Operating Partnership shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company’s independent accountants and shall provide such accountants with such reports and other information as the Company shall request.
ARTICLE 7
LIMITATION ON ACTIVITIES
Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action which, in its sole judgment made in good faith, would (i) adversely affect the ability of the Company to qualify or continue to qualify to be taxed as a REIT, (ii) subject the Company or the Operating Partnership to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or their Securities, or (iv) violate the Charter or Bylaws. In the event an action that would violate (i) through (iv) of the preceding sentence but such action has been ordered by the Board of Directors acting on behalf of the Company, the Advisor shall notify the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall, to the fullest extent allowed by law and the Company’s Charter, have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, none of the Advisor, its Affiliates and none of their managers, directors, officers, employees and equityholders, shall be liable to the Company, the Operating Partnership, the Board of Directors or the Stockholders for any act or omission by such Persons or individuals, except as provided in this Agreement. THE PARTIES HERETO INTEND THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION BE CONSTRUED AND APPLIED AS WRITTEN NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE LIMITATION OF LIABILITY SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE COMPANY’S CHARTER, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON A PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION, THE LIMITATION OF LIABILITY SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE COMPANY’S CHARTER, APPLY TO A PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

ARTICLE 8
RELATIONSHIP WITH DIRECTORS AND OFFICERS
Managers, Directors, officers and employees of the Advisor or any direct or indirect Affiliate of the Advisor may serve as Directors, and as officers of the Company, except that no manager, director, officer or employee of the Advisor or any of its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company or Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.
ARTICLE 9
FEES
9.01    Asset Management Fee. The Company shall pay the Advisor in cash, Shares or Units, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor, as compensation for services including those described in Section 3.03, an asset management fee in accordance with this Section 9.01, as well as reimburse the Advisor for all expenses incurred by the Advisor in connection with such services as required by Article 10. Subject to any limitations contained in the Charter, this asset management fee shall be earned monthly and the amount of this asset management fee payable by the Company to the Advisor shall equal 0.0625% of the value of the real estate investments at the end of each month. The value of the real estate investments at the end of each month shall be determined using the cost of the real estate investments at the end of each month; provided, that, if the Board of Directors determines an NAV per share that includes the real estate investments on which the asset management fee is being calculated, then, the asset management fee with respect to such real estate investments will be equal to 0.0625% per month of the most recently determined NAV of such real estate investment at the end of each month. Notwithstanding the foregoing, in no event will the asset management fee payable pursuant to this Section 9.01 exceed an amount equal to 1/12th of 1.25% of the Company’s NAV at the end of the applicable month.
ARTICLE 10
EXPENSES
10.01    General. In addition to the compensation paid to the Advisor pursuant to Article 9 hereof and subject to Section 10.03, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or Affiliates in connection with the services provided to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:
(i)    Organization and Offering Expenses;
(ii)    the out-of-pocket expenses incurred in connection with the selection and acquisition of real estate investments including such expenses incurred related to real estate investments pursued or considered but not ultimately acquired by the Company and/or the Operating Partnership;
(iii)    the actual out-of-pocket cost of goods and services used by the Company or the Operating Partnership and obtained from entities not Affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of real estate investments;
(iv)    taxes and assessments on income or Assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and the Operating Partnership and their business or income;
(v)    out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Directors or the Operating Partnership;
(vi)    all out-of-pocket expenses in connection with payments to the Board of Directors and meetings of the Board of Directors and Stockholders;
(vii)    personnel and related employment direct costs incurred by the Advisor or Affiliates (a) in performing the services described in Section 3.05 and in providing professional services for the Company and the Operating Partnership in-house, including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with the Sarbanes-Oxley Act of 2002, or (b) as otherwise approved by Independent Directors, including but not limited to salary, benefits, burdens and overhead of all employees directly involved in the performance of such services, plus all out-of-pocket costs incurred;
(viii)    out-of-pocket expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(ix)    audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and the Operating Partnership and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;
(x)    out-of-pocket costs for the Company and the Operating Partnership to comply with all applicable laws, regulation and ordinances;
(xi)    all other out-of-pocket costs incurred by the Advisor in performing its duties hereunder;
(xii)    all other out-of-pocket costs necessary for the operation of the Company and the Operating Partnership and their real estate investments; and
(xiii)    personnel and related employment direct costs, including but not limited to salary, benefits, burdens and overhead of all employees directly involved in the performance of such services, plus all out-of-pocket costs incurred, by the Advisor or Affiliates: (A) in performing services with respect to the Company’s and the Operating Partnership’s non-U.S. properties that would typically be provided by a property manager in the United States; (B) in performing such other additional services necessary to meet U.S. accounting and reporting requirements for non-U.S. assets, such as translation of foreign property financial statements to U.S. GAAP and the managing of foreign currency risks through hedging and other activities, and (C) in performing services with respect to managing all non-U.S. entities implemented as part of a tax structure for owning any non-U.S. real estate asset, including but not limited to entities based in Luxembourg, Cyprus or the British Virgin Islands.
Except as specifically provided for above in (vi) or (xii), or as contemplated by Article 11, the expenses and payments subject to reimbursement by the Company in this Section 10.01 do not include personnel and related direct employment or overhead costs of the Advisor or Affiliates. The Company shall also reimburse the Advisor or Affiliates of the Advisor for all expenses incurred on behalf of the Company or the Operating Partnership prior to the execution of this Agreement.
Notwithstanding the foregoing, the Advisor shall pay for all Organization and Offering Expenses incurred through the Anniversary Date, other than selling commissions, dealer manager fees and distribution and stockholder servicing fees. The Company shall reimburse the Advisor for all Organization and Offering Expenses advanced through the Anniversary Date and any Organization and Offering Expenses incurred by the Advisor in prior periods ratably over the 60 months following the Anniversary Date, subject to Section 10.03(ii). Following the Anniversary Date and subject to Section 10.03(ii) below, the Company shall reimburse the Advisor for any Organization and Offering Expenses as incurred.
10.02    Reimbursement to Advisor. Subject to Section 10.03, expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Article 10 shall be reimbursed to the Advisor within 10 days after the Advisor provides the Company with an invoice and/or supporting documentation relating to such reimbursement.
10.03    Reimbursement to Company.
(i)    The Company shall not reimburse the Advisor during any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”), exceed the 2%/25% Guidelines for such year (the “Excess Amount”), unless the Independent Directors determine that such excess was justified, based on unusual and non-recurring factors which they deem sufficient, in which case the Excess Amount may be reimbursed. Any Excess Amount paid to the Advisor during a fiscal quarter without the Independent Directors determining that such expenses were justified shall be repaid to the Company. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines and the Independent Directors determined that such expenses were justified, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors.

(ii)    The Company shall reimburse the Advisor for the cumulative Organization and Offering Expenses in connection with all Offerings in an amount equal to 2.5% of Gross Proceeds from the sale of Shares in all Offerings. The Advisor or an Affiliate of the Advisor shall be responsible for the cumulative Organization and Offering Expenses incurred in connection with all Offerings that exceed 2.5% of Gross Proceeds from the sale of Shares in all Offerings. For purposes of this Section 10.03, “Organization and Offering Expenses” excludes selling commissions, dealer manager fees and distribution and stockholder servicing fees.
ARTICLE 11
OTHER SERVICES
Should (i) the Company request that the Advisor or any manager, officer or employee thereof render services for the Company and the Operating Partnership other than as set forth in this Agreement or (ii) there are changes to the regulatory environment in which the Advisor, Company or the Operating Partnership operates that would increase significantly the level of services performed such that the costs and expenses borne by the Advisor for which the Advisor is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under Article 10 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.
ARTICLE 12
RELATIONSHIP OF ADVISOR, COMPANY AND OPERATING PARTHERSHIP;
OTHER ACTIVITIES OF THE ADVISOR
12.01    Relationship. To the fullest extent allowed by law, the Company, the Operating Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee, or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company and/or the Operating Partnership is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and the Operating Partnership and its obligations to or its interest in any other Person.
12.02    Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company and the Operating Partnership such time as shall be reasonably necessary to conduct the business and affairs of the Company and the Operating Partnership in an appropriate manner consistent with the terms of this Agreement. The Company and the Operating Partnership acknowledge that the Advisor and other Affiliates of Hines and their respective employees, officers and agents may also engage in activities unrelated to the Company and the Operating Partnership and may provide services to Persons other than the Company, the Operating Partnership or any of their Affiliates.
12.03    Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest—Competitive Activities of Hines and its Affiliates” in any Prospectus (as may be amended from time to time) shall govern the allocation of the opportunity among the Company and Affiliates of the Advisor.
ARTICLE 13
THE HINES NAME
The Advisor, Hines and their Affiliates have a proprietary interest in the name “Hines”. The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “Hines” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain Hines or an Affiliate thereof to perform the services of Advisor, the Company (including the Company) will, promptly after receipt of written request from Hines, cease to conduct business under or use the name “Hines” or any derivative thereof and the Company and the Operating Partnership shall change the name of the Company and the Operating Partnership to a name that does not contain the name “Hines” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “Hines”. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Hines” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the Operating Partnership.
ARTICLE 14
TERM AND TERMINATION OF THE AGREEMENT
14.01    Term. This Agreement shall have an initial term of one year from the date of the Agreement. This Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. Any such renewal must be approved by a majority of the

Independent Directors. The Company (through the Independent Directors) will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.
14.02    Termination by Either Party. This Agreement may be terminated upon 60 days’ written notice without cause or penalty by either party.
14.03    Termination by the Company. This Agreement may be terminated immediately by the Company or the Operating Partnership upon (i) any fraudulent conduct, criminal conduct, willful misconduct or the negligent breach of fiduciary duty of or by the Advisor, (ii) a material breach of this Agreement by the Advisor not cured within 10 business days after the Advisor receives written notice of such breach, or (iii) an event of the bankruptcy of the Advisor or commencement of any bankruptcy or similar insolvency proceedings of the Advisor.
14.04    Termination by the Advisor. This Agreement may be terminated immediately by the Advisor in the event of (i) the bankruptcy of the Company or commencement of any bankruptcy or similar insolvency proceedings of the Company, or (ii) any material breach of this Agreement by the Company and/or the Operating Partnership not cured by the Company within 10 days after written notice thereof.
14.05    Payments on Termination and Survival of Certain Rights and Obligations. Payments to the Advisor pursuant to this Section 14.05 shall be subject to the 2%/25% Guidelines to the extent applicable.
(i)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.
(ii)    The Advisor shall promptly upon termination:
(a)    pay over to the Company and the Operating Partnership all money collected pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(b)    deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;
(c)    deliver to the Directors all assets and documents of the Company and the Operating Partnership then in the custody of the Advisor; and
(d)    cooperate with the Company and the Operating Partnership to provide an orderly transition of advisory functions.

Upon the expiration or termination of this Agreement, neither party shall have any further rights or obligations under this Agreement, except that Articles 13, 14, 16 and 17 shall survive the termination or expiration of this Agreement.
14.06    Repurchase of Units.
The Company shall repurchase or redeem the Limited Partnership Interests held by the Advisor or any of the Advisor’s affiliates as required by the Limited Partnership Agreement.
ARTICLE 15
ASSIGNMENT
This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Company by approval of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor.
ARTICLE 16
INDEMNIFICATION AND LIMITATION OF LIABILITY
16.01    Indemnification by the Company. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective managers, officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas, the Charter or Agreement of Limited Partnership of the Operating Partnership, provided that: (i) the Advisor and its Affiliates have determined that the course of conduct which caused the loss or liability was in the best interests of the Company and the Operating Partnership, (ii) the Advisor and its Affiliates were acting on behalf of or performing services for the Company or the Operating Partnership, (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the indemnified person or resulted from a breach of the agreement by the Advisor, and (iv) in the event the loss , liability or expense arises from or out of an alleged violation of federal or state securities laws by the Advisor or its Affiliates, the conditions set forth in at least one of clauses (X), (Y) or (Z) of Section 12.2(b) of the Charter must be satisfied (deeming, for purposes of this Agreement, that the Advisor or its Affiliates are each an “Indemnitee” as such term is used in such clauses) for the Company to provide such indemnification. Any indemnification of the Advisor may be made only out of the net assets of the Company and the Operating Partnership and not from the Stockholders.
16.02    Indemnification by the Advisor. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any of the Advisor’s advice or recommendation. THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN THIS AGREEMENT BE CONSTRUED AND APPLIED AS WRITTEN NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE    COMPANY’S CHARTER, AND TO THE EXTENT PROVIDED IN THIS AGREEMENT, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY OR GROSS NEGLIGENCE. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE INDEMNITIES SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE COMPANY’S CHARTER, APPLY TO AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY OR GROSS NEGLIGENCE. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.
16.03    Advisor’s Liability
(i)    Notwithstanding any other provisions of this Agreement, in no event shall the Company or the Operating Partnership make any claim against Advisor, or its Affiliates, on account of any good faith interpretation by Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the operations of the Company and the Operating Partnership hereunder by Advisor or the performance of any advisory or technical services provided by or arranged by the Advisor. The provisions of this Section 16.03(i) shall not be deemed to release Advisor from liability for its negligence.
(ii)    The Company and the Operating Partnership shall not object to any expenditures made by the Advisor in good faith in the course of its performance of its obligations under this Agreement or in settlement of any claim arising out of the operation of the Company and the Operating Partnership unless such expenditure is specifically prohibited by this Agreement. The provisions of this Section 16.03(ii) shall not be deemed to release Advisor from liability for its negligence.
(iii)    IN NO EVENT WILL EITHER PARTY BE LIABLE FOR DAMAGES BASED ON LOSS OF INCOME, PROFIT OR SAVINGS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY OR PERSON, INCLUDING THIRD PARTIES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH

DAMAGES IN ADVANCE, AND ALL SUCH     DAMAGES ARE EXPRESSLY DISCLAIMED. EXCEPT TO THE EXTENT PROHIBITED IN THE COMPANY’S CHARTER, IN NO EVENT WILL ADVISOR’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EVER EXCEED THE TOTAL AMOUNT OF FEES IT ACTUALLY RECEIVES FROM THE COMPANY PURSUANT TO ARTICLE 9.
(iv)    THE PARTIES HERETO INTEND THAT THE RELEASE FROM LIABILITY SET FORTH IN SECTION 16.03 BE CONSTRUED AND APPLIED AS WRITTEN NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE RELEASE FROM LIABILITY SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE COMPANY’S CHARTER, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON A PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN SECTION 16.03, THE RELEASE FROM LIABILITY SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE COMPANY’S CHARTER, APPLY TO A RELEASED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.
ARTICLE 17
MISCELLANEOUS
17.01    Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:
To the Company or the Directors:
Hines Global REIT II Properties LP
c/o Hines Global Income Trust, Inc.
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
To the Operating Partnership:
Hines Global REIT II Properties LP
c/o Hines Global Income Trust, Inc.
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056

To the Advisor:
Hines Global REIT II Advisors LP
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 17.01.
17.02    Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or assignees.
17.03    Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
17.04    Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.
17.05    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
17.06    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
17.07    Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
17.08    Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

17.09    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories
[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
Hines Global REIT II Properties LP
By: Hines Global Income Trust, Inc.
Its: General Partner
By: /s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: President and Chief Executive Officer
Hines Global REIT II Advisors LP
By: Hines Global REIT II Advisors GP LLC
Its: General Partner
By: /s/ Charles M. Baughn
Name: Charles M. Baughn
Title: Manager
Hines Global Income Trust, Inc.
By: /s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: President and Chief Executive Officer